                                                                     EXHIBIT 5.1

                                 March 10, 2005

Michael Baker Corporation
Airside Business Park
100 Airside Drive
Moon Township, PA 15108

Ladies and Gentlemen:

      We have acted as counsel to Michael Baker Corporation (the "Company") in connection with the Registration Statement (the "Registration Statement") relating to up to 1,000,000 shares of Common Stock, par value $1.00 per share, of the Company (the "Common Stock") which may be issued or delivered to eligible directors and employees of the Company under the Company's 1996 Nonemployee Directors' Stock Incentive Plan and the 2003 Long-Term Incentive Compensation Plan (the "Plans"). In rendering our opinion below, we have assumed that any shares of Common Stock which have been reacquired and are then delivered under the Plans will have been duly authorized, validly issued and fully paid at the time of their original issuance.

      In connection with this opinion, we have examined, among other things:

            (1) the Articles of Incorporation of the Company, as amended to date;

            (2) the Bylaws of the Company, as amended to date;

            (3) resolutions adopted by the Board of Directors of the Company on February 19, 2004 approving the filing of the Registration Statement; and

            (4) the Plans, as currently in effect.

      Based upon the foregoing and upon an examination of such other documents, corporate proceedings, statutes, decisions and questions of law as we considered necessary in order to enable us to furnish this opinion, and subject to the assumptions set forth above, we are pleased to advise you that in our opinion the 1,000,000 shares of Common Stock being registered and which may be issued or delivered by the Company pursuant to the provisions of the Plans have been duly authorized, and upon such issuance in accordance with the provisions of the Plans such shares will be validly issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption "Legal Opinion".

                                                          Very truly yours,

                                                          /s/ REED SMITH LLP

                                                          REED SMITH LLP
DLD:JGA:cld